Registration No. 333-

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                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                       ------------------------


                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                       ------------------------


                  THE WASHINGTON WATER POWER COMPANY
        (Exact name of registrant as specified in its charter)

          WASHINGTON                                    91-0462470
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                      Identification No.)

                       1411 East Mission Avenue
                       Spokane, Washington 99202
                            (509) 489-0500
          (Address, including zip code, and telephone number,
                 including area code, of registrant's
                     principal executive offices)

                       ------------------------

J.E. ELIASSEN, Senior Vice President                 J. ANTHONY TERRELL
   & Chief Financial Officer                          Reid & Priest LLP
The Washington Water Power Company                   40 West 57th Street
   1411 East Mission Avenue                       New York, New York 10019
   Spokane, Washington 99202                           (212) 603-2000
        (509) 489-0500

     (Name and address, including zip code, and telephone number, including area code, of agents for service)

                       ------------------------


           It is respectfully requested that the Commission
      send copies of all notices, orders and communications to:
                       John E. Baumgardner, Jr.
                          Sullivan & Cromwell
                           125 Broad Street
                       New York, New York 10004

     Approximate date of commencement of proposed sale to the public:
As soon as practicable after the registration statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ----------------

                    CALCULATION OF REGISTRATION FEE
==============================================================================
TITLE
OF EACH                           PROPOSED       PROPOSED
CLASS OF                          MAXIMUM        MAXIMUM
SECURITIES          AMOUNT        OFFERING       AGGREGATE     AMOUNT OF
TO BE               TO BE         PRICE          OFFERING      REGISTRATION
REGISTERED          REGISTERED    PER UNIT(1)    PRICE(1)      FEE
------------------------------------------------------------------------------
The Washington
Water Power
Company Debt
Securities .....  $250,000,000      100%      $250,000,000     $75,757.58
==============================================================================

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of
1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
==============================================================================

INFORMATION CONTAINED IN THIS PROSPECTUS IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



              SUBJECT TO COMPLETION, DATED NOVEMBER 5, 1997

PROSPECTUS

                             $250,000,000
                  THE WASHINGTON WATER POWER COMPANY
                            DEBT SECURITIES

                            ---------------

     The Washington Water Power Company (the "Company"), a Washington corporation, intends from time to time to issue up to $250,000,000 aggregate principal amount of its Debt Securities, in one or more series, on terms to be determined at the time or times of sale.

     The terms of the Debt Securities in respect of which this Prospectus is being delivered, including where applicable the series designation, the principal amount of the series, the maturity date or dates, the rate or rates and times of payment of interest, the initial public offering price, the provisions for redemption, if any, and other provisions, are set forth in one or more Prospectus Supplements (each a "Prospectus Supplement"), together with the terms of offering such Debt Securities. The Debt Securities may be sold by the Company through underwriters or dealers, directly or through agents for offering pursuant to the terms fixed at the time of sale. See "Plan of Distribution" herein.

     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

                            ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
          PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                         A CRIMINAL OFFENSE.

           The date of this Prospectus is ________ __, 1997

                         AVAILABLE INFORMATION

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, although it does include a summary of the material terms of the Indenture (as defined herein). Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the SEC. Information, as of particular dates, concerning the Company's directors and officers, their remuneration, the principal holders of the Company's securities, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the SEC. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, 13th Floor, New York, New York 10048; and 500 West Madison Street, 14th Floor, Chicago, Illinois 60601; and copies of such material can be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding reporting companies under the Exchange Act, including the Company, at http://www.sec.gov. The Company's Common Stock is listed on the New York and Pacific Stock Exchanges, and reports, proxy statements and other information concerning the Company can be inspected at the offices of such exchanges located at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, respectively.


            INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates herein by reference, and as of any time hereafter prior to the termination of the offering made by this Prospectus the Company shall be deemed to have incorporated herein by reference, (1) the Company's latest Annual Report on Form 10-K (the "Latest Annual Report") filed by the Company with the SEC pursuant to the Exchange Act, and (2) all other reports and documents filed by the Company with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of the Latest Annual Report, and all of such documents shall be deemed to be a part hereof from the respective dates of filing thereof. The documents incorporated herein by reference are sometimes hereinafter called the "Incorporated Documents." Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes to the extent that a statement in this Prospectus or in any subsequently filed Incorporated Document modifies or replaces such statement. The Incorporated Documents incorporated herein by reference as of the date of this Prospectus are the Annual Report on Form 10-K for the year ended December 31, 1996, the Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, and the Current Report on Form 8-K dated June 25, 1997.

     THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE INCORPORATED DOCUMENTS, OTHER THAN EXHIBITS THERETO (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH INCORPORATED DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED
TO: TREASURER, BY MAIL AT THE WASHINGTON WATER POWER COMPANY, POST OFFICE BOX 3727, SPOKANE, WASHINGTON 99220, OR BY TELEPHONE AT 509-489-0500.

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

                  THE WASHINGTON WATER POWER COMPANY

     The Company, which was incorporated in the State of Washington in 1889, primarily operates in the electric and natural gas utility business. As of January 1, 1997, the Company provides electricity and natural gas in a 26,000 square mile area in eastern Washington and northern Idaho with a population of approximately 825,000. The Company also provides natural gas service in northeast and southwest Oregon and the South Lake Tahoe region of California with a population of approximately 495,000. The Company has its principal offices at 1411 East Mission Avenue, Spokane, Washington 99202. Its telephone number is 509-489-0500.

     The Company operates as a regional utility providing electric and natural gas sales and services and as a national entity providing both energy and non-energy products and services. The regional utility portion of the Company consists of two lines of business which are subject to state and federal price regulation -- (1) Energy Delivery and (2) Generation and Resources. The national businesses are conducted under Avista Corp. ("Avista Corp."), which is the parent company to all of the Company's material subsidiaries.

     The Energy Delivery line of business includes transmission and distribution services for retail electric operations, all natural gas operations, and other energy products and services. Usage by retail customers varies from year to year primarily as a result of weather conditions, customer growth, the economy in the Company's service area, conservation efforts, appliance efficiency and other technology.

     The Generation and Resources line of business includes the generation and production of electric energy, and short and long-term electric and natural gas commodity trading and wholesale sales primarily to other utilities in the western United States. Energy trading involves short-term sales and purchases of energy, such as next hour, next day and monthly blocks of energy; wholesale marketing includes sales and purchases under long-term contracts with one-year and longer terms. Revenues from the sale of energy to other utilities and the cost of electric power purchases vary from year to year depending on the electric wholesale power market, which is affected by several factors, including the availability of water for hydroelectric generation, the availability of base load plants in the region and the demand for power in other areas of the country. Other factors affecting the wholesale power market include an increasing number of power brokers and marketers and competition from low cost generation being developed by independent power producers.

     Avista Corp. owns the Company's National Energy Trading and Marketing and non-energy businesses. The National Energy Trading and Marketing businesses are conducted by Avista Energy and Avista Advantage. Avista Energy focuses on commodity trading, energy marketing and other related businesses on a national basis. Avista Advantage provides a variety of energy-related products and services to commercial and industrial customers on a national basis. Its primary product lines include consolidated billing and resource accounting. The non-energy business is conducted primarily by Pentzer, which is the parent company to the majority of the Company's non-energy businesses.

     At December 31, 1996, the Company's employees included 1,453 people in its utility operations and 1,240 people in its majority-owned non-utility businesses. The Company's corporate headquarters are in Spokane, Washington, which serves as the Inland Northwest's center for manufacturing, transportation, health care, education, communication, agricultural and service businesses.


                            USE OF PROCEEDS

     The Company intends to use the net proceeds from the issuance and sale of the Debt Securities for any or all of the following purposes:
(i) to fund a portion of the Company's construction, facility improvement and maintenance programs, (ii) to retire or exchange one or more outstanding series of its preferred stock, bonds or notes,
(iii) to reimburse the Company's treasury for funds previously expended for these purposes and (iv) for other general corporate purposes.

                  DESCRIPTION OF THE DEBT SECURITIES

GENERAL

     The Debt Securities may be issued from time to time in one or more series under an Indenture, dated as of ____________ 1, 1997 (the "Original Indenture"), between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), the Original Indenture, as amended and supplemented from time to time, being hereinafter referred to as the "Indenture." The terms of the Debt Securities will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act. Capitalized terms used under this heading which are not otherwise defined in this Prospectus shall have the meanings ascribed thereto in the Indenture. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

     The Indenture provides that, in addition to the Debt Securities, additional debt securities may be issued thereunder, without limitation as to aggregate principal amount. The Debt Securities and all other debt securities issued under the Indenture are collectively referred to herein as the "Indenture Securities." Each series of Indenture Securities will be unsecured and will rank pari passu with all other series of Indenture Securities, except as otherwise provided in the Indenture, and with all other unsecured and unsubordinated indebtedness of the Company. Except as otherwise described in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture, any other indenture that the Company may enter into in the future or otherwise. See Prospectus Supplement relating to any offering of Debt Securities.

     The applicable Prospectus Supplement or Prospectus Supplements will describe the following terms of the Debt Securities: (1) the title of the Debt Securities; (2) any limit upon the aggregate principal amount of the Debt Securities; (3) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof and the right, if any, to extend such date or dates; (4) the rate or rates at which the Debt Securities shall bear interest, if any, or the method by which such rate or rates, if any, shall be determined, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest shall be payable, the right, if any, of the Company to defer or extend an Interest Payment Date, and the Regular Record Date for any interest payable on any Interest Payment Date and the person or persons to whom interest on such Debt Securities shall be payable on any Interest Payment Date, if other than the persons in whose names such Debt Securities are registered at the close of business on the Regular Record Date for such interest; (5) the place or places where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and premium, if any, and interest, if any, on the Debt Securities will be payable and where, subject to the terms of the Indenture as described below under "- Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Company in respect of the Debt Securities and the Indenture may be served; the Security Registrar and Paying Agents for such Debt Securities; and, if such is the case, that the principal of such Debt Securities shall be payable without presentation or surrender thereof; (6) any period or periods within, or date or dates on, which, the price or prices at which and the terms and conditions upon which Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation or obligations, if any, of the Company to redeem or purchase any of the Debt Securities pursuant to any sinking fund or other mandatory redemption provisions or at the option of the holder thereof, and the period or periods within, or date or dates on, which, the price or prices at which, and the terms and conditions upon which the Debt Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of a notice of redemption in the case of mandatory redemption or redemption at the option of the holder; (8) the denominations in which any Debt Securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if the Debt Securities are to be issued in global form, the identity of the depositary thereof; and
(10) any other terms of the Debt Securities.

PAYMENT AND PAYING AGENTS

     Except as may be provided in the applicable Prospectus Supplement, interest, if any, on each Debt Security payable on each Interest Payment Date will be paid to the person in whose name such Debt Security is registered as of the close of business on the regular record date relating to such Interest Payment Date (each such period

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


of interest accrual being hereinafter called a "Scheduled Interest Period"); provided, however, that interest payable at maturity (whether at stated maturity, upon redemption or otherwise, hereinafter "Maturity") will be paid to the person to whom principal is paid. However, if there has been a default in the payment of interest on any Debt Security, such defaulted interest may be payable to the holder of such Debt Security as of the close of business on a date selected by the Trustee which is not more than 30 days and not less than 10 days prior to the date proposed by the Company for payment of such defaulted interest or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Debt Security may be listed, if the Trustee deems such manner of payment practicable.

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of and premium, if any, and interest, if any, on the Debt Securities at Maturity will be payable upon presentation of the Debt Securities at the corporate trust office of The Chase Manhattan Bank in New York, New York, as Paying Agent for the Company. The Company may change the Place of Payment on the Debt Securities, may appoint one or more additional Paying Agents (including the Company) and may remove any Paying Agent, all at its discretion.

REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable Prospectus Supplement, the transfer of Debt Securities may be registered, and Debt Securities may be exchanged for other Debt Securities of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Chase Manhattan Bank in New York, New York, as Security Registrar for the Debt Securities. The Company may change the place for registration of transfer and exchange of the Debt Securities and may designate one or more additional places for such registration and exchange, all at its discretion. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of the Debt Securities. The Company will not be required to execute or to provide for the registration of transfer of or the exchange of (a) any Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

REDEMPTION

     Any terms for the optional or mandatory redemption of Debt Securities will be set forth in the applicable Prospectus Supplement. Except as shall otherwise be provided in the applicable Prospectus Supplement with respect to Debt Securities redeemable at the option of the holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the Debt Securities of a series, or any tranche thereof, are to be redeemed, the particular Debt Securities to be redeemed will be selected by such method as shall be provided for such series or tranche, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate.

     Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or prior to the dates fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force or effect and the Company will not be required to redeem such Debt Securities.

MODIFICATION OF INDENTURE

     Without the consent of any holders of Indenture Securities, the Company and the Trustee may enter into one or more supplemental indentures for any of the following purposes:

     (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and in the Indenture Securities; or

     (b) to add one or more covenants of the Company or other provisions for the benefit of all holders of Indenture Securities or for the benefit of the holders of, or to remain in effect only so long as there shall be outstanding, Indenture Securities of one or more specified series, or one or more tranches thereof, or to surrender any right or power conferred upon the Company by the Indenture; or

     (c) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition adversely affects the interests of the holders of the Indenture Securities of any series or tranche in any material respect, such change, elimination or addition will become effective with respect to such series or tranche only when no Indenture Security of such series or tranche remains outstanding; or

     (d) to provide collateral security for the Indenture Securities or any series thereof; or

     (e) to establish the form or terms of the Indenture Securities of any series or tranche as permitted by the Indenture; or

     (f) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

     (g) to evidence and provide for the acceptance of appointment by a successor trustee with respect to the Indenture Securities of one or more series; or

     (h) to provide for the procedures required to permit the utilization of a non-certificated system of registration for all, or any series or tranche of, the Indenture Securities; or

     (i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Indenture Securities, or any tranche thereof, will be payable, (2) all or any series of Indenture Securities, or any tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Indenture Securities, or any tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Indenture Securities, or any tranche thereof, and the Indenture may be served; or

     (j) to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other changes to the provisions thereof or to add other provisions with respect to matters and questions arising under the Indenture, so long as such other changes or additions do not adversely affect the interests of the holders of Indenture Securities of any series or tranche in any material respect.

     Without limiting the generality of the foregoing, if the Trust Indenture Act is amended after the date of the Original Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Original Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and the Company and the Trustee may, without the consent of any holders of Indenture Securities, enter into one or more supplemental indentures to evidence or effect such amendment.

     Except as provided above, the consent of the holders of a majority in aggregate principal amount of the Indenture Securities of all series then outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Indenture Securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of outstanding Indenture Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Indenture Securities of any series have been issued in more than one tranche and if the proposed supplemental indenture directly affects the rights of the holders of one or more, but less than all, of such tranches, then the consent only of the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all tranches so directly affected, considered as one class, will be required; and provided, further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Indenture Security other than pursuant to the terms thereof, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Indenture Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Indenture Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the holder of such Indenture Security, (b) reduce the percentage in principal amount of the outstanding Indenture Securities of any series, or any tranche thereof, the consent of the holders of which is required for any such supplemental indenture, or the consent of the holders of which is required for any waiver of compliance with any provision of the Indenture or of any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the holder of each outstanding Indenture Security of such series or tranche, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Indenture Securities of any series, or any tranche thereof, without the consent of the holder of each outstanding Indenture Security of such series or tranche.

     A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of the holders of, or which is to remain in effect only so long as there shall be outstanding, Indenture Securities of one or more specified series, or one or more tranches thereof, or modifies the rights of the holders of Indenture Securities of such series or tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the holders of the Indenture Securities of any other series or tranche.

EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events with respect to a series of Indenture Securities that has occurred and is continuing constitutes an "Event of Default" with respect to such series of Indenture Securities:

          (a) failure for 60 days to pay any interest on such series of Indenture Securities, when due and payable; provided, however, that no such failure shall constitute an Event of Default if the Company shall have made a valid extension of the interest payment period with respect to such series of Indenture Securities if so provided with respect to such series; or

          (b) failure to pay any principal or premium, if any, on such series of Indenture Securities within 3 business days after its maturity; provided, however, that no such failure shall constitute an Event of Default if the Company shall have made a valid extension of the maturity of such series of Indenture
     Securities, if so provided with respect to such series; or

          (c) failure to perform, or breach of, any covenant or warranty of the Company contained in the Indenture for 90 days after written notice to the Company from the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of such series of outstanding Indenture Securities as provided in the Indenture unless the Trustee, or the Trustee and the holders of a principal amount of Securities of such series not less than the principal amount of Indenture Securities the holders of which gave such notice, as the case may be, agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the holders of such principal amount of Indenture Securities of such series, as the case may be, will be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

          (d) default under any bond, debenture, note or other evidence of indebtedness of the Company for borrowed money (including Indenture Securities of other series) or under any mortgage, indenture, or other instrument to evidence any indebtedness of the Company for borrowed money, which default (1) shall constitute a failure to make any payment in excess of $5,000,000 of the principal of, or interest on, such indebtedness or (2) shall have resulted in such indebtedness in an amount in excess of $10,000,000 becoming or being declared due and payable prior to the date it would otherwise have become due and payable, without such payment having been made, such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the Securities of such series outstanding under the Indenture, as provided in the Indenture; or

          (e) certain events in bankruptcy, insolvency or reorganization of the Company.

REMEDIES

     If an Event of Default applicable to the Indenture Securities of any series occurs and is continuing, then either the Trustee or the holders of not less than 33% in aggregate principal amount of the outstanding Indenture Securities of such series may declare the principal of all of the Indenture Securities of such series and interest accrued thereon to be due and payable immediately by written notice to the Company (and to the Trustee if given by the holders of Indenture Securities); provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the Trustee or the holders of not less than 33% in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, may make such declaration of acceleration and not the holders of the Indenture Securities of any one such series.

     At any time after such a declaration of acceleration with respect to the Indenture Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay

               (1) all overdue interest, if any, on all Indenture Securities of such series;

               (2) the principal of and premium, if any, on any Indenture Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Indenture Securities;

               (3) interest upon overdue interest at the rate or rates prescribed therefor in such Indenture Securities, to the extent that payment of such interest is lawful; and

               (4)  all amounts due to the Trustee under the Indenture;
          and

          (b)  all Events of Default with respect to Indenture
     Securities of such series, other than the non-payment of the principal of the Indenture Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

     If an Event of Default with respect to the Indenture Securities of any series occurs and is continuing, the holders of a majority in principal amount of the outstanding Indenture Securities of such series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Indenture Securities, the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all such series, considered as one class, will have the right to make such direction, and not the holders of the Indenture Securities of any one of such series; and provided, further, that (a) such direction does not conflict with any rule of law or with the Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate and (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

     The Indenture provides that no holder of any Indenture Security will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or for any other remedy thereunder unless (a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Indenture Securities of any one or more series; (b) the holders of a majority in aggregate principal amount of the outstanding Indenture Securities of all series in respect of which such Event of Default has occurred, considered as one class, have made written request to the Trustee to institute proceedings in respect of such Event of Default and have offered the Trustee reasonable indemnity against costs and liabilities to be incurred in complying with such request; and (c) for 60 days after receipt of such notice, the Trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the Trustee during such 60 day period by the holders of a majority in aggregate principal amount of Indenture Securities then outstanding. Furthermore, no holder of Indenture Securities of any series will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of Indenture Securities of such series. Notwithstanding that the right of a holder to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, each holder of an Indenture Security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on such Indenture Security when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired or affected without the consent of such holder. The Indenture provides that the Trustee give the holders notice of any default under the Indenture to the extent required by the Trust Indenture Act, unless such default shall have been cured or waived, except that no such notice to holders of a default of the character described in clause (c) under "- Events of Default" may be given until at least 75 days after the occurrence thereof. For purposes of the preceding sentence, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trust Indenture Act currently permits the Trustee to withhold notices of default (except for certain payment defaults) if the Trustee in good faith determines the withholding of such notice to be in the interests of the holders.

     The Company is required to file annually with the Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, to any Person, unless the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases (for a term extending beyond the last Stated Maturity of the Indenture Securities then outstanding), all of the properties of the Company, as or substantially as an entirety, shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia or under the laws of Canada or any Province thereof and shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Indenture Securities then outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by the Company. In the case of the conveyance or other transfer, or lease, of all of the properties of the Company, as or substantially as an entirety, to any person as contemplated above, the Company would be released and discharged from all obligations under the Indenture and on all Indenture Securities then outstanding unless the Company elects to waive such release and discharge. Upon any such consolidation or merger or any such conveyance, transfer or lease of properties of the Company, the successor, transferee or lessee shall succeed to, and be substituted for, and may exercise every power and right of, the Company under the Indenture. For purposes of the Indenture, the conveyance, other transfer, or lease by the Company of all of its facilities (a) for the generation of electric energy, (b) for the transmission of electric energy or (c) for the distribution of electric energy and/or natural gas, in each case considered alone, or all of its facilities described in clauses (a) and (b), considered together, or all of its facilities described in clauses (b) and (c), considered together, shall in no event be deemed to constitute a conveyance or other transfer of all the properties of the Company, as or substantially as an entirety, unless, immediately following such conveyance, transfer or lease, the Company shall own no unleased properties in the other such categories of property not so conveyed or otherwise transferred or leased.

     If the Company shall convey or otherwise transfer any part of its properties which does not constitute the entirety, or substantially the entirety, thereof to another Person meeting the requirements set forth in the preceding paragraph, and if (a) such transferee shall expressly assume the due and punctual payment of the principal of and premium, if any, and interest, if any, on all Indenture Securities then outstanding and the performance and observance of every covenant and condition of the Indenture to be performed or observed by the Company, and (b) there shall be delivered to the Trustee an independent expert's certificate (i) describing the property so conveyed or transferred and identifying the same as facilities for the generation, transmission or distribution of electric energy or for the storage, transportation or distribution of natural gas and (ii) stating that the aggregate principal amount of the Indenture Securities then outstanding does not exceed 70% of the fair value of such property, then the Company shall be released and discharged from all obligations and covenants under the Indenture and on all Indenture Securities then outstanding unless the Company elects to waive such release and discharge. In such event, the transferee shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture.

SATISFACTION AND DISCHARGE

     Any Indenture Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture and, at the Company's election, the entire indebtedness of the Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:
(a) money in an amount which will be sufficient, or (b) in the case of a deposit made prior to the maturity of such Indenture Securities, Eligible Obligations, which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Indenture Securities. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof and such other obligations or instruments as shall be specified in an accompanying Prospectus Supplement.

     The Indenture will be deemed to have been satisfied and discharged when no Indenture Securities remain outstanding thereunder and the Company has paid or caused to be paid all other sums payable by the Company under the Indenture.

INFORMATION CONCERNING THE TRUSTEE

     The Trustee will have, and will be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Trustee will be under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Indenture Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Trustee will not be required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     The Trustee may resign at any time with respect to the Indenture Securities of one or more series by giving written notice thereof to the Company or may be removed at any time with respect to the Indenture Securities of one or more series by Act of the Holders of a majority in principal amount of the outstanding Indenture Securities of such series delivered to the Trustee and the Company. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if the Company has delivered to the Trustee with respect to one or more series a resolution of its Board of Directors appointing a successor trustee with respect to that or those series and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee with respect to that or those series will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture.

EVIDENCE TO BE FURNISHED TO THE TRUSTEE

     Compliance with the Indenture provisions is evidenced by written statements of Company officers or persons selected or paid by the Company. In certain cases, opinions of counsel and certifications of an engineer, appraiser or other expert (who in some cases must be independent) must be furnished. In addition, the Indenture requires that the Company give the Trustee, not less than annually, a brief statement as to the Company's compliance with the conditions and covenants under the Indenture.

GOVERNING LAW

     The Indenture and the Indenture Securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture of 1939, as amended, shall be applicable.


                         PLAN OF DISTRIBUTION

     The Company may sell the Debt Securities in any of four ways: (i) directly to a limited number of institutional purchasers or to a single purchaser, (ii) through agents, (iii) through underwriters or

(iv) through dealers. The applicable Prospectus Supplement relating to each series of Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of any such agents, underwriters or dealers, the purchase price of such Debt Securities and the net proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in any sale of Debt Securities, such Debt Securities will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise set forth in the Prospectus Supplement relating to a series of Debt Securities, the obligations of any underwriter or underwriters to purchase such Debt Securities will be subject to certain conditions precedent, and such underwriter or underwriters will be obligated to purchase all of such Debt Securities if any are purchased, except that, in certain cases involving a default by one or more underwriters, less than all of such Debt Securities may be purchased.

     If an agent of the Company is used in any sale of a series of Debt Securities, any commissions payable by the Company to such agent will be set forth in the applicable Prospectus Supplement relating to such Debt Securities. Unless otherwise indicated in the applicable Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     Any underwriters, dealers or agents participating in the distribution of the Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them on the sale or resale of Debt Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act.

     Unless otherwise provided in the applicable Prospectus Supplement relating to a series of Debt Securities, the Company does not intend to apply for the listing of the Notes on a national securities exchange, but has been advised by the agents that the agents intend to make a market in the Notes, as permitted by applicable laws and regulations. The agents are not obligated to do so, however, and the agents may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the Notes.

     The agents and/or certain of their affiliates may engage in transactions with and perform services for the Company and certain of its affiliates in the ordinary course of business.


                             LEGAL MATTERS

     Certain matters of New York law and of federal securities laws relating to the validity of the Debt Securities and certain matters relating thereto will be passed upon for the Company by Reid & Priest LLP, New York, New York, counsel to the Company. Certain matters of Washington corporate law and of public utility regulatory approvals under Washington, Idaho, Montana, Oregon and California law relating to the authorization of the Debt Securities will be passed upon for the Company by Paine, Hamblen, Coffin, Brooke & Miller LLP, Spokane, Washington, general counsel for the Company. The validity of the Debt Securities will be passed upon for the underwriters by Sullivan & Cromwell, New York, New York. In giving their opinions Reid & Priest LLP and Sullivan & Cromwell may assume the conclusions of Washington, California, Idaho, Montana and Oregon law set forth in the opinion of Paine, Hamblen, Coffin, Brooke & Miller LLP.


                                EXPERTS

     The financial statements and the related financial statement schedules incorporated in this Prospectus by reference from the Company's Latest Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                PART II


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ESTIMATED).

Filing fee -- Securities and Exchange Commission .......   $    75,757.58
Fees of state regulatory authorities ...................         8,000.00
Legal counsel fees .....................................       200,000.00
Trustee's fees .........................................        25,000.00
Auditors' fees .........................................        30,000.00
Fees of rating agencies ................................       160,000.00
Blue Sky counsel and filing fees .......................        10,000.00
Printing, including Form S-3, prospectus, exhibits, etc         10,000.00
Miscellaneous expenses .................................         1,242.42
                                                           --------------

   Total Estimated Expenses ............................   $   520,000.00
                                                           ==============

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article Seventh of the Company's Restated Articles of
Incorporation ("Articles") provides, in part, as follows:

     "The Corporation shall, to the full extent permitted by applicable law, as from time to time in effect, indemnify any person made a party to, or otherwise involved in, any proceeding by reason of the fact that he or she is or was a director of the Corporation against judgments, penalties, fines, settlements and reasonable expenses actually incurred by him or her in connection with any such proceeding. The Corporation shall pay any reasonable expenses incurred by a director in connection with any such proceeding in advance of the final determination thereof upon receipt from such director of such undertakings for repayment as may be required by applicable law and a written affirmation by such director that he or she has met the standard of conduct necessary for indemnification, but without any prior determination, which would otherwise be required by Washington law, that such standard of conduct has been met. The Corporation may enter into agreements with each director obligating the Corporation to make such indemnification and advances of expenses as are contemplated herein. Notwithstanding the foregoing, the Corporation shall not make any indemnification or advance which is prohibited by applicable law. The rights to indemnity and advancement of expenses granted herein shall continue as to any person who has ceased to be a director and shall inure to the benefit of the heirs, executors and administrators of such a person."

     The Company has entered into indemnification agreements with each director as contemplated in Article Seventh of the Articles.

     Reference is made to Revised Code of Washington 23B.08.510, which sets forth the extent to which indemnification is permitted under the laws of the State of Washington.

     Article IX of the Company's Bylaws contains an indemnification provision similar to that contained in the Articles and, in addition, provides in part as follows:

     "SECTION 2. LIABILITY INSURANCE. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is, or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the laws of the State of Washington."

     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the Company out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

ITEM 16.  EXHIBITS.

Reference is made to the Exhibit Index on p. II-5 hereof.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (8) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against either of the registrant by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           POWER OF ATTORNEY

     The Registrant hereby appoints each Agent for Service named in this Registration Statement as its attorney-in- fact to sign in their name and behalf, and to file with the Commission any and all amendments, including post- effective amendments, to this Registration Statement, and each director and/or officer of the Registrant whose signature appears below hereby appoints each such Agent for Service as his attorney-in-fact with like authority to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission, any and all such amendments.

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane and State of Washington on the 4th day of November, 1997.

                                    THE WASHINGTON WATER POWER COMPANY

                                    By /s/ Paul A. Redmond
                                      ---------------------------------
                                               Paul A. Redmond
                                       Chairman of the Board and Chief
                                              Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


          Signature                     Title                    Date
          ---------                     -----                    ----

/s/    PAUL A. REDMOND            Principal Executive        November 4, 1997
-----------------------------     Officer and Director
      Paul A. Redmond
 (Chairman of the Board and
  Chief Executive Officer)


/s/     J.E. ELIASSEN             Principal Financial and    November 4, 1997
-----------------------------     Accounting Officer
        J.E. Eliassen
   (Senior Vice President
 and Chief Financial Officer)


/s/    W. LESTER BRYAN            Director                   November 4, 1997
-----------------------------
       W. Lester Bryan
    (President and Chief
     Operating Officer)


/s/     DAVID A. CLACK            Director                   November 4, 1997
-----------------------------
       David A. Clack


/s/    DUANE B. HAGADONE          Director                   November 4, 1997
-----------------------------
     Duane B. Hagadone


/s/    SARAH M.R. JEWEL           Director                   November 4, 1997
-----------------------------
     Sarah M.R. Jewel


/s/     JOHN F. KELLY             Director                   November 4, 1997
-----------------------------
       John F. Kelly


/s/    EUGENE W. MEYER            Director                   November 4, 1997
-----------------------------
       Eugene W. Meyer


/s/     BOBBY SCHMIDT             Director                   November 4, 1997
-----------------------------
       Bobby Schmidt


/s/    LARRY A. STANLEY           Director                   November 4, 1997
-----------------------------
      Larry A. Stanley


/s/    R. JOHN TAYLOR             Director                   November 4, 1997
-----------------------------
       R. John Taylor

                       EXHIBIT INDEX


EXHIBIT     DESCRIPTION
-------     -----------

*1(a)       Form of Underwriting Agreement for offering of Debt
            Securities.
1(b)        Form of Distribution Agreement for offering of Medium-Term
            Notes.
4(a)        Form of Indenture between The Washington Water Power Company and The Chase Manhattan Bank, as Trustee.
4(b)        Form of Officer's Certificate to be used in connection with an underwritten public offering of Debt Securities.
4(c)        Form of Officer's Certificate to be used in connection with the issuance of Medium-Term Notes.
5(a)        Opinion and Consent of Paine, Hamblen, Coffin, Brooke &
            Miller LLP.
5(b)        Opinion and Consent of Reid & Priest LLP.
23(a)       Consent of Deloitte & Touche LLP.
23(b)       Consents of Paine, Hamblen, Coffin, Brooke & Miller LLP and
            Reid & Priest LLP are contained in Exhibits 5(a) and 5(b), respectively.
24          Power of Attorney (included on page II-4 hereof).
25(a)       Statement of Eligibility under the Trust Indenture Act of
            1939, as amended, of The Chase Manhattan Bank, as Trustee under the Indenture.


-----------------
* To be filed subsequently as an exhibit to a Current Report on Form 8-K.